Exhibit 99.1

Popular, Inc. Announces Third Quarter 2021 Financial Results

•	Net income of $248.1 million in Q3 2021, compared to net income of $218.1 million in Q2 2021.

•	Net interest margin of 2.77% in Q3 2021, compared to 2.91% in Q2 2021; net interest margin on a taxable equivalent basis of 3.04% in Q3 2021, compared to 3.22% in Q2 2021.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $52.3 million from Q2 2021; NPLs to loans ratio at 2.2% vs. 2.4% in Q2 2021;

•	Net charge-offs (“NCOs”) increased by $10.1 million from Q2 2021; NCOs at 0.12% of average loans held-in-portfolio vs. (0.02%) in Q2 2021;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.49% vs. 2.70% in Q2 2021; and

•	ACL to NPLs at 113.6% vs. 114.7% in Q2 2021.

•	Common Equity Tier 1 ratio of 17.36%, Common Equity per Share of $74.66 and Tangible Book Value per Share of $66.01 at September 30, 2021.

SAN JUAN, Puerto Rico — (BUSINESS WIRE) — Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $248.1 million for the quarter ended September 30, 2021, compared to net income of $218.1 million for the quarter ended June 30, 2021.

Ignacio Alvarez, President and Chief Executive Officer, said: “The third quarter was another strong quarter. We achieved net income of $248.1 million, driven by a reserve release of $61 million. The release reflects strong credit quality performance as well as a positive economic outlook. We continued to see higher credit and debit card spending, strong auto and mortgage originations as well as higher deposits. During the quarter we also continued to return capital to our shareholders, completing our $350 million accelerated repurchase program and announcing the redemption of $187 million in high-cost trust preferred securities. On October 15, 2021 we also completed a bolt-on acquisition of a national equipment leasing platform that complements our existing healthcare lending vertical. I am extremely proud of the work our team has accomplished during 2021 as we continue to serve our clients and communities.”

Significant Events

Financial Highlights

For the third quarter of 2021, the Corporation recorded net income of $248.1 million, compared to a net income of $218.1 million for the previous quarter. The third quarter’s results include a release in the allowance for credit losses of $61.2 million driven by improving credit quality and the improved macroeconomic outlook. Net Interest income was $489.4 million, an increase of $1.6 million compared to the previous quarter, mainly due to higher average earning assets and higher income from the loans issued under the U.S. Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), offset in part by a lower discount amortization of purchased credit deteriorated (“PCD”) loans. Net interest margin decreased 14 basis points to 2.77%. Total assets grew by $1.5 billion from the previous quarter, reflecting an increase in deposits across various sectors, principally from the Puerto Rico public sector.

Acquisition of K2 Capital Group LLC

On October 15, 2021, Popular Equipment Finance, LLC (“PEF”), a newly-formed wholly-owned subsidiary of Popular Bank (“PB”), completed the acquisition of certain assets and the assumption of certain liabilities of Minnesota-based K2 Capital Group LLC’s (“K2”) equipment leasing and financing business (the “Acquired Business”). PEF made a payment to K2 at closing of approximately $159 million in cash, representing a premium of approximately $40 million over the book value of K2’s net assets. An additional approximately $29 million in earnout payments could be payable to K2 over the next three years, contingent upon the achievement of certain agreed-upon financial targets during such period.

Specializing in the healthcare industry, the Acquired Business provides a variety of lease products, including operating and capital leases, and also offers private label vendor finance programs to equipment manufacturers and healthcare organizations. The acquisition provides PB with a national equipment leasing platform that complements its existing healthcare lending business.

As part of the transaction, PEF acquired approximately $119 million in net assets that consisted mainly of capital leases. All of K2’s former employees, including its management team, became PEF employees at the closing of the transaction. The transaction will be accounted for as a business combination.

Capital Actions

Accelerated Share Repurchase

On September 9, 2021, the Corporation completed its previously announced accelerated share repurchase program for the repurchase of an aggregate $350 million of Popular’s common stock. Under the terms of the accelerated share repurchase agreement (the “ASR Agreement”), on May 4, 2021, the Corporation made an initial payment of $350 million and received an initial delivery of 3,785,831 shares of Popular’s Common Stock (the “Initial Shares”). The transaction was accounted for as a treasury stock transaction. As a result of the receipt of the Initial Shares, the Corporation recognized in shareholders’ equity approximately $280 million in treasury stock and $70 million as a reduction in capital surplus. Upon the final settlement of the ASR Agreement, the Corporation received an additional 828,965 shares and recognized $61 million as treasury stock with a corresponding increase in its capital surplus account. The Corporation repurchased a total of 4,614,796 shares at an average purchase price of $75.84 under the ASR Agreement.

Redemption of Trust Preferred Securities

On September 30, 2021, the Corporation announced that it had sent a redemption notice to The Bank of New York Mellon, the Property Trustee for Popular Capital Trust I (the “Trust”), to redeem, on November 1, 2021, all outstanding 6.70% Cumulative Monthly Income Trust Preferred Securities (the “Capital Securities”) issued by the Trust (liquidation amount of $25 per security and amounting to $186,663,800 (or $181,063,250 after excluding Popular’s participation in the Trust of $5,600,550) in the aggregate). The redemption price for the Capital Securities will be equal to $25 per security plus accrued and unpaid distributions up to and excluding the redemption date in the amount of $0.139583 per security, for a total payment per security in the amount of $25.139583. Upon redemption, Popular intends to apply for delisting of the Popular Capital Trust I (NASDAQ: BPOPN) from the Nasdaq Global Select Market

Earnings Highlights

(Unaudited)	Quarters ended			Nine months ended
(Dollars in thousands, except per share information)	30-Sep-21	30-Jun-21	30-Sep-20	30-Sep-21	30-Sep-20
Net interest income	$489,393	$487,802	$461,021	$1,456,307	$1,384,997
Provision for credit losses (benefit)	(61,173)	(17,015)	19,138	(160,414)	271,318

Net interest income after provision for credit losses (benefit)	550,566	504,817	441,883	1,616,721	1,113,679
Other non-interest income	169,258	154,540	128,767	477,451	367,465
Operating expenses	388,168	368,185	361,066	1,131,881	1,081,905

Income before income tax	331,656	291,172	209,584	962,291	399,239
Income tax expense	83,542	73,093	41,168	233,466	68,893

Net income	$248,114	$218,079	$168,416	$728,825	$330,346

Net income applicable to common stock	$247,761	$217,726	$168,064	$727,766	$328,941

Net income per common share-basic	$3.09	$2.67	$2.01	$8.89	$3.80

Net income per common share-diluted	$3.09	$2.66	$2.00	$8.87	$3.80

Net interest income on a taxable equivalent basis – Non-GAAP financial measure

Net interest income, on a taxable equivalent basis, is presented with its different components in Table D and E for the quarter and nine months ended September 30, 2021, and comparable periods. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income for the quarter ended September 30, 2021 was $489.4 million compared to $487.8 million in the previous quarter, an increase of $1.6 million. The total net impact on net interest income of the third quarter having one more day than the second quarter of 2021 is estimated at $3.8 million. Net interest income, on a taxable equivalent basis, for the third quarter of 2021 was $536.3 million, a decrease of $4.9 million when compared to $541.2 million in the second quarter of 2021. The decrease in net interest income on a taxable equivalent is related to lower exempt income mainly from mortgage-backed securities. On a taxable equivalent basis, the total net impact on net interest income of the third quarter having of one more day than the second quarter of 2021 is estimated at $4.1 million.

The net interest margin decreased 14 basis points to 2.77% compared to 2.91% in the previous quarter. The decrease in the net interest margin is due to a higher proportion of money market and investment securities, which carry a low yield, resulting from a higher volume of deposits in the quarter, lower discount amortization of PCD loans, partially offset by higher loan fees related to loans issued under the SBA PPP and a lower cost of deposits. On a taxable equivalent basis, net interest margin for the third quarter of 2021 was 3.04% compared to 3.22% in the second quarter of 2021, a decrease of 18 basis points. The main variances in net interest income on a taxable equivalent basis were:

•

Lower interest income from money market investments, trading and investment securities by $7.7 million due to lower volume and yield of mortgage-backed securities, partially offset by a higher volume of lower yielding U.S. Treasury notes

Partially offset by:

•	Higher interest income from loans by $1.5 million mainly due to the following:

•

Higher interest income from commercial loans driven by higher interest income and fees from PPP loans by $8.1 million and the impact of one more day in the quarter or $1.9 million, offset in part by a lower discount amortization on PCD loans of approximately $9.3 million; and

•

auto and lease financing continuing its positive trend increasing $147 million in average loan balances and reflecting an increase in interest income of $1.8 million. The decrease in yield of the portfolio is driven by lower amortization on a previously purchased auto loans portfolio Partially offset by:

•	Lower interest income from mortgage loans due to lower average volume resulting from continued amortization of the portfolio at Banco Popular de Puerto Rico (“BPPR”); and

•	lower interest income from consumer loans, mainly credit cards, due to the reversal last quarter of $1.6 million from the reserve for uncollectible interest.

•

Lower interest expense on deposits by $1.1 million resulting from a lower cost by 3 basis points driven by a higher volume of low yielding deposits, reduction of costs in several non-maturity deposit products and renewals of time deposits in a lower interest rate environment. These positive variances in deposit cost were partially offset by higher volume of interest-bearing deposits by $2.8 billion.

The Corporation recognized income of $22.0 million related to loans issued under the SBA PPP program during the third quarter, compared to $13.9 million in the previous quarter. These loans carried a yield of approximately 10.10% during this quarter, including the amortization of fee income received under the SBA PPP program, compared to 4.45% last quarter. At September 30, 2021, the Corporation had unamortized fee income related to the SBA PPP program of $40.0 million and outstanding loan balances of $669.8 million.

Net interest income for the BPPR segment amounted to $419.2 million for the quarter ended September 30, 2021, flat quarter over quarter. The net interest margin for the third quarter of 2021 was 2.75%, a decrease of 16 basis points when compared to 2.91% for the previous quarter. As discussed above, net interest margin was negatively impacted by a higher volume of money market and investment securities, lower amortization of discount on PCD loans, partially offset by higher fees resulting from the forgiveness and amortization of SBA PPP loans of approximately $8.1 million and lower deposit cost. The cost of interest-bearing deposits was 0.17%, compared to 0.18% reported in the second quarter. Total cost of deposits for the quarter was 0.13%, compared to 0.14% reported in the second quarter of 2021.

Net interest income for the PB segment was $80.0 million for the quarter ended September 30, 2021, compared to $78.7 million during the previous quarter. Net interest margin for the quarter was 3.36% higher than the 3.33% the previous quarter. The cost of interest-bearing deposits was 0.56%, compared to 0.60% in the previous quarter, decreasing for the eighth consecutive quarter. Total cost of deposits for the quarter, including demand deposits, was 0.43%, compared to 0.47% reported in the second quarter of 2021.

Non-interest income

Non-interest income increased by $14.8 million to $169.3 million for the quarter ended September 30, 2021, compared to $154.5 million for the quarter ended June 30, 2021. The variance in non-interest income was primarily driven by:

•

higher other service fees by $4.1 million mainly due to higher insurance fees by $1.6 million, higher other fees by $1.5 million mostly related to loan syndication activities and higher credit card fees by $0.7 million mainly in interchange income and late fees; and

•

higher other operating income by $10.0 million mostly due to a gain of $7.0 million recognized by BPPR as a result of the sale and partial leaseback of two corporate office buildings and higher net earnings from the combined portfolio of investments under the equity method by $3.0 million.

Refer to Table B for further details.

Operating expenses

Operating expenses for the third quarter of 2021 totaled $388.2 million, an increase of $20.0 million from the second quarter of 2021. The variance in operating expenses was driven primarily by:

•	higher personnel cost by $3.4 million due to higher salaries as a result of salary and annual merit increases granted during the quarter;

•	higher professional fees by $3.6 million mainly due to higher advisory expenses related to corporate initiatives;

•	higher business promotion expense by $1.6 million mainly due to promotional events during the quarter;

•	higher FDIC deposit insurance expense by $1.4 million mainly due to higher average total assets;

•	lower other real estate owned (OREO) net benefit by $2.6 million mainly due to lower gain on sale of mortgage properties;

•	higher credit and debit card processing, volume, interchange and other expenses by $2.0 million mainly due to higher volume of transactions; and

•	higher other operating expenses by $4.3 million due to higher printing and supplies cost by $1.1 million and lower gain on sale of repossessed auto units by $1.4 million.

Full-time equivalent employees were 8,342 as of September 30, 2021, compared to 8,439 as of June 30, 2021.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended September 30, 2021, the Corporation recorded an income tax expense of $83.5 million, compared to $73.1 million for the previous quarter. The increase in income tax expense was mainly attributable to higher income before tax during the third quarter of 2021 and lower exempt income. The effective tax rate (“ETR”) for the third quarter of 2021 was 25%, flat when compared with the previous quarter. The ETR of the Corporation is impacted by the composition and source of its taxable income.

Credit Quality

During the third quarter of 2021, the Corporation continued to exhibit favorable credit quality and low credit costs. Early delinquencies and NCOs, remained at relatively low levels when compared to the trend for the past 10-years, although higher than the prior quarter. We will continue to closely monitor COVID-19 pandemic related risks and the effects of the receding stimulus on economic conditions and on borrower performance. However, management believes that the improvement over the last few years in the risk profile of the Corporation’s loan portfolios positions Popular to operate successfully under the current environment.

The following presents credit quality results for the third quarter of 2021:

•

At September 30, 2021, total non-performing loans held-in-portfolio decreased by $52.3 million from June 30, 2021. BPPR’s NPLs decreased by $47.9 million, driven by lower commercial and mortgage NPLs by $34.3 million and $16.1 million, respectively. The commercial NPLs decrease was mainly due to repayment activity, coupled with charge-offs of $7.6 million related to certain collateral dependent loans, while the mortgage NPLs decrease was due to lower inflows for the quarter. PB’s NPLs decreased by $4.4 million, mostly related to a $5.9 million commercial loan pay-off. At September 30, 2021, the ratio of NPLs to total loans held-in-portfolio was 2.2%, compared to 2.4% in the second quarter of 2021.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $43.7 million quarter-over-quarter. In BPPR, total inflows decreased by $37.0 million, mostly driven by lower commercial inflows of $32.2 million, as the prior quarter included the inflow of a single $32.4 million relationship. Mortgage inflows decreased by $4.8 million from the prior quarter, as inflows continue trending lower than pre-pandemic levels. NPL inflows at PB decreased by $6.6 million during the quarter, mostly due to lower commercial inflows.

•

NCOs experienced a negative variance of $10.1 million from a net recovery of $1.3 million in the second quarter of 2021 to charge-offs of $8.8 million this quarter. BPPR ‘s NCOs increased by $10.8 million, primarily driven by higher commercial NCOs by $14.2 million partially offset by lower mortgage NCOs by $3.0 million. The increase reflected in the commercial NCOs was mostly driven by two commercial loans with aggregate charge-offs of $7.6 million, combined with the effect of recoveries of $7.9 million in the prior period from the resolution of a non-performing relationship. During the third quarter of 2021, the Corporation’s ratio of annualized net charge-offs to average loans held-in-portfolio was 0.12%, compared to (0.02)% in the second quarter of 2021. Refer to Table M for further information on net charge-offs and related ratios.

•

At September 30, 2021, the allowance for credit losses (“ACL”) decreased by $67.2 million, or 8.6%, from the second quarter of 2021 to $718.6 million. The ACL incorporated updated macroeconomic scenarios for Puerto Rico and the United States, which continued to show a positive outlook for the economy. In BPPR, the ACL decreased by $45.1 million mainly driven by changes in the macroeconomic scenarios, particularly certain income-related variables, and credit quality. The allowance for the PB segment decreased by $22.1 million mainly driven by a reduction in the qualitative reserve for commercial real estate loans, also influenced by the changes in the macroeconomic scenarios. The ratio of the allowance for credit losses to loans held-in-portfolio was 2.49% in the third quarter of 2021, compared to 2.70% in the previous quarter. The ratio of the allowance for credit losses to NPLs held-in-portfolio stood at 113.6%, compared to 114.7% in the previous quarter.

•

Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. The ACL is estimated by weighting the outputs of optimistic, baseline and pessimistic scenarios. Among the three scenarios used to estimate the ACL, the baseline is assigned the highest probability, followed by the pessimistic scenario given the uncertainties in the economic outlook and downside risk. The current baseline forecast continues to show a favorable economic scenario. The 2021 forecasted GDP growth is at 6.4% for U.S. and 3.8% for P.R., consistent with the previous 2021 forecast of 6.8% and 3.8%, respectively. The forecasted U.S. unemployment rate average for 2021 of 5.5% remained consistent with the previous estimate of 5.4%. In the case of P.R., the forecasted unemployment rate average for 2021 of 8.2% showed a slight improvement when compared to the previous forecast of 8.4%. Average unemployment rate in P.R. is expected to continue declining through 2022, which is now forecasted at 7.2%, improving from the previous forecast of 7.3%.

•

The provision for credit losses for the loan portfolios for the third quarter of 2021 reflected a benefit of $58.6 million, compared to a benefit of $17.5 million in the previous quarter, reflecting changes in the macroeconomic outlook, as well as credit quality trend. The provision for the BPPR segment was a benefit of $36.0 million, a favorable variance of $13.5 million compared to the previous quarter, while the provision expense for the PB segment was a benefit of $22.7 million, a favorable variance of $27.6 million from the previous quarter.

•

The provision for unfunded commitments for the third quarter of 2021 reflected a benefit of $1.5 million, compared to an expense of $0.4 million during the previous quarter. The provision for credit losses in our investment portfolio was a benefit of $1.0 million, compared to an expense of $0.1 million in the second quarter of 2021. The provision for unfunded loan commitments, provision for credit losses on our loan and lease portfolios and provision for credit losses on our investment portfolio are aggregated and presented in the provision for credit losses caption in our Statement of Operations.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Sep-21	30-Jun-21	30-Sep-20
Non-performing loans held-in-portfolio	$632,835	$685,183	$734,368
Non-performing loans held-for-sale	—	8,700	4,070
Other real estate owned (“OREO”)	76,828	73,272	100,592

Total non-performing assets	$709,663	$767,155	$839,030

Net charge-offs (recoveries) for the quarter	$8,823	$(1,291)	$16,859

Ratios:
Loans held-in-portfolio	$28,855,372	$29,062,617	$29,392,510
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.19%	2.36%	2.50%
Allowance for credit losses to loans held-in-portfolio	2.49	2.70	3.15
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	113.55	114.68	126.07

Refer to Table K for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-21	30-Jun-21	30-Sep-20	30-Sep-21	30-Sep-20
Provision for credit losses (benefit) - loan portfolios:
BPPR	$(35,992)	$(22,488)	$7,682	$(98,456)	$181,109
Popular U.S.	(22,653)	4,988	11,770	(53,468)	90,442

Total provision for credit losses (benefit) - loan portfolios	$(58,645)	$(17,500)	$19,452	$(151,924)	$271,551

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Sep-21	30-Jun-21	30-Sep-20
Provision for credit losses (benefit) - loan portfolios	$(35,992)	$(22,488)	$7,682
Net charge-offs (recoveries)	9,336	(1,483)	13,769
Total non-performing loans held-in-portfolio	608,871	656,789	693,676
Allowance / loans held-in-portfolio	2.92%	3.13%	3.48%

	Quarters ended
Popular U.S.	30-Sep-21	30-Jun-21	30-Sep-20
Provision for credit losses (benefit) - loan portfolios	$(22,653)	$4,988	$11,770
Net charge-offs (recoveries)	(513)	192	3,090
Total non-performing loans held-in-portfolio	23,964	28,394	40,692
Allowance / loans held-in-portfolio	1.32%	1.57%	2.22%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Sep-21	30-Jun-21	30-Sep-20
Cash and money market investments	$18,065,211	$18,333,650	$12,425,126
Investment securities	24,697,876	22,647,401	21,478,048
Loans	28,855,372	29,062,617	29,392,510
Total assets	74,189,163	72,657,293	65,910,369
Deposits	66,013,561	64,641,776	56,021,983
Borrowings	1,263,413	1,267,545	1,407,424
Total liabilities	68,206,192	66,842,679	59,998,284
Stockholders’ equity	5,982,971	5,814,614	5,912,085

Total assets increased by $1.5 billion from the second quarter of 2021, driven by:

•	an increase of $2.1 billion in debt securities available-for-sale, mainly due to purchases of U.S. treasury securities, partially offset by paydowns of agency mortgage-backed securities;

partially offset by:

•	a decrease of $0.3 billion in cash and money market investments due to purchases of debt securities available-for-sale; and

•

a decrease in loans held-in-portfolio by $0.2 billion mainly due to the forgiveness of approximately $0.4 billion in PPP loans during the quarter. Excluding the decrease in the PPP portfolio, loan balances increased by approximately $0.2 billion mainly in the commercial and auto loan portfolios in BPPR.

Total liabilities increased by $1.4 billion from the second quarter of 2021, mainly due to higher Puerto Rico public sector deposits by $0.7 billion and higher retail and commercial demand deposits by $0.5 billion at BPPR.

Stockholders’ equity increased by approximately $168.4 million from the second quarter of 2021, principally due to net income for the quarter of $248.1 million, partially offset by declared dividends of $36.3 million on common stock, $0.3 million in dividends on preferred stock and lower accumulated unrealized gains on debt securities available-for-sale by $47.0 million.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 17.36%, $74.66 and $66.01, respectively, at September 30, 2021, compared to 16.55%, $71.82 and $63.24 at June 30, 2021. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings (including as a result of any participation in and execution of government programs related to the COVID-19 pandemic), new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2020, in our Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and in our Form 10-Q for the quarter ended September 30, 2021 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today Wednesday, October 20, 2021 at 11:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through the dial-in telephone number 1-844-200-6205 (Toll Free) or 1-646-904-5544 (Local).

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Wednesday, November 17, 2021. The replay dial-in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 928924.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to Third Quarter 2021 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Loan Delinquency - PUERTO RICO OPERATIONS

Table I - Loan Delinquency - POPULAR U.S. OPERATIONS

Table J - Loan Delinquency - CONSOLIDATED

Table K - Non-Performing Assets

Table L - Activity in Non-Performing Loans

Table M - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table N - Allowance for Credit Losses - Loan Portfolios - CONSOLIDATED

Table O - Allowance for Credit Losses - Loan Portfolios - PUERTO RICO OPERATIONS

Table P - Allowance for Credit Losses - Loan Portfolios - POPULAR U.S. OPERATIONS

Table Q - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Third Quarter 2021 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Nine months ended
	30-Sep-21	30-Jun-21	30-Sep-20	30-Sep-21	30-Sep-20
Basic EPS	$3.09	$2.67	$2.01	$8.89	$3.80
Diluted EPS	$3.09	$2.66	$2.00	$8.87	$3.80
Average common shares outstanding	80,126,166	81,609,435	83,809,272	81,864,634	86,567,680
Average common shares outstanding - assuming dilution	80,274,942	81,772,789	83,836,151	82,014,113	86,645,691
Common shares outstanding at end of period	79,841,564	80,656,480	84,219,464	79,841,564	84,219,464
Market value per common share	$77.67	$75.05	$36.27	$77.67	$36.27
Market capitalization - (In millions)	$6,201	$6,053	$3,055	$6,201	$3,055
Return on average assets	1.34%	1.24%	1.06%	1.39%	0.76%
Return on average common equity	17.10%	15.43%	12.46%	17.09%	8.21%
Net interest margin (non-taxable equivalent basis)	2.77%	2.91%	3.06%	2.92%	3.39%
Net interest margin (taxable equivalent basis) -non-GAAP	3.04%	3.22%	3.37%	3.23%	3.72%
Common equity per share	$74.66	$71.82	$69.94	$74.66	$69.94
Tangible common book value per common share (non-GAAP) [1]	$66.01	$63.24	$61.69	$66.01	$61.69
Tangible common equity to tangible assets (non-GAAP) [1]	7.17%	7.09%	7.97%	7.17%	7.97%
Return on average tangible common equity [1]	19.44%	17.58%	14.32%	19.46%	9.44%
Tier 1 capital	17.43%	16.62%	16.01%	17.43%	16.01%
Total capital	19.90%	19.09%	18.49%	19.90%	18.49%
Tier 1 leverage	7.38%	7.34%	7.80%	7.38%	7.80%
Common Equity Tier 1 capital	17.36%	16.55%	15.93%	17.36%	15.93%

[1]	Refer to Table Q for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Third Quarter 2021 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Nine months ended
			Q3 2021		Q3 2021

(In thousands, except per share information)	30-Sep-21	30-Jun-21	vs. Q2 2021	30-Sep-20	vs. Q3 2020	30-Sep-21	30-Sep-20
Interest income:
Loans	$435,296	$433,781	$1,515	$431,286	$4,010	$1,303,726	$1,311,402
Money market investments	6,914	4,274	2,640	2,773	4,141	14,300	16,788
Investment securities	87,952	91,706	(3,754)	79,142	8,810	265,348	243,938

Total interest income	530,162	529,761	401	513,201	16,961	1,583,374	1,572,128

Interest expense:
Deposits	27,029	28,060	(1,031)	37,554	(10,525)	85,290	142,435
Short-term borrowings	54	62	(8)	416	(362)	259	2,109
Long-term debt	13,686	13,837	(151)	14,210	(524)	41,518	42,587

Total interest expense	40,769	41,959	(1,190)	52,180	(11,411)	127,067	187,131

Net interest income	489,393	487,802	1,591	461,021	28,372	1,456,307	1,384,997
Provision for credit losses (benefit)	(61,173)	(17,015)	(44,158)	19,138	(80,311)	(160,414)	271,318

Net interest income after provision for credit losses (benefit)	550,566	504,817	45,749	441,883	108,683	1,616,721	1,113,679

Service charges on deposit accounts	41,312	40,153	1,159	36,849	4,463	121,085	108,671
Other service fees	80,445	76,382	4,063	69,879	10,566	227,455	186,736
Mortgage banking activities	8,307	7,448	859	(9,526)	17,833	33,098	671
Net gain on sale of debt securities	23	—	23	41	(18)	23	41
Net (loss) gain, including impairment, on equity securities	(401)	1,565	(1,966)	5,150	(5,551)	1,585	4,869
Net profit (loss) on trading account debt securities	58	(47)	105	20	38	(34)	593
Net (loss) gain on sale of loans, including valuation adjustments on loans held-for-sale	—	(73)	73	(2,198)	2,198	(73)	981
Adjustments (expense) to indemnity reserves on loans sold	2,038	1,668	370	4,183	(2,145)	3,008	(1,770)
Other operating income	37,476	27,444	10,032	24,369	13,107	91,304	66,673

Total non-interest income	169,258	154,540	14,718	128,767	40,491	477,451	367,465

Operating expenses:
Personnel costs
Salaries	95,185	90,294	4,891	91,891	3,294	274,814	278,116
Commissions, incentives and other bonuses	25,892	26,374	(482)	17,849	8,043	85,484	59,183
Pension, postretirement and medical insurance	13,893	13,289	604	10,639	3,254	38,106	31,669
Other personnel costs, including payroll taxes	22,677	24,247	(1,570)	15,562	7,115	72,926	52,970

Total personnel costs	157,647	154,204	3,443	135,941	21,706	471,330	421,938
Net occupancy expenses	24,896	24,562	334	25,907	(1,011)	75,471	76,552
Equipment expenses	22,537	22,805	(268)	24,088	(1,551)	66,917	66,537
Other taxes	14,459	13,205	1,254	13,918	541	41,623	40,922
Professional fees
Collections, appraisals and other credit related fees	3,166	3,486	(320)	2,862	304	9,972	9,640
Programming, processing and other technology services	69,221	67,152	2,069	64,876	4,345	202,739	187,082
Legal fees, excluding collections	2,535	2,367	168	2,707	(172)	7,267	7,877
Other professional fees	29,787	28,148	1,639	26,029	3,758	85,832	85,493

Total professional fees	104,709	101,153	3,556	96,474	8,235	305,810	290,092
Communications	6,133	6,005	128	5,694	439	18,971	17,222
Business promotion	18,116	16,511	1,605	14,664	3,452	47,148	41,142
FDIC deposit insurance	7,181	5,742	1,439	6,568	613	18,891	16,988
Other real estate owned (OREO) (income) expenses	(1,722)	(4,299)	2,577	(1,615)	(107)	(10,554)	520
Credit and debit card processing, volume, interchange and other expenses	12,960	10,917	2,043	11,744	1,216	36,331	31,899
Other operating expenses

Operational losses	7,147	6,528	619	8,837	(1,690)	21,571	21,339
All other	13,322	9,597	3,725	17,770	(4,448)	35,283	51,409

Total other operating expenses	20,469	16,125	4,344	26,607	(6,138)	56,854	72,748
Amortization of intangibles	783	1,255	(472)	1,076	(293)	3,089	5,345

Total operating expenses	388,168	368,185	19,983	361,066	27,102	1,131,881	1,081,905

Income before income tax	331,656	291,172	40,484	209,584	122,072	962,291	399,239
Income tax expense	83,542	73,093	10,449	41,168	42,374	233,466	68,893

Net income	$248,114	$218,079	$30,035	$168,416	$79,698	$728,825	$330,346

Net income applicable to common stock	$247,761	$217,726	$30,035	$168,064	$79,697	$727,766	$328,941

Net income per common share - basic	$3.09	$2.67	$0.42	$2.01	$1.08	$8.89	$3.80

Net income per common share - diluted	$3.09	$2.66	$0.43	$2.00	$1.09	$8.87	$3.80

Dividends Declared per Common Share	$0.45	$0.45	$—	$0.40	$0.05	$1.30	$1.20

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q3 2021 vs.
(In thousands)	30-Sep-21	30-Jun-21	30-Sep-20	Q2 2021
Assets:
Cash and due from banks	$538,973	$530,849	$565,202	$8,124
Money market investments	17,526,238	17,802,801	11,859,924	(276,563)
Trading account debt securities, at fair value	36,064	35,931	33,053	133
Debt securities available-for-sale, at fair value	24,391,226	22,335,167	21,177,839	2,056,059
Debt securities held-to-maturity, at amortized cost	85,655	88,801	93,163	(3,146)
Less: Allowance for credit losses	9,222	10,214	12,421	(992)

Total debt securities held-to-maturity, net	76,433	78,587	80,742	(2,154)

Equity securities	184,931	187,502	173,993	(2,571)
Loans held-for-sale, at lower of cost or fair value	91,313	85,315	102,760	5,998
Loans held-in-portfolio	29,089,241	29,286,225	29,586,348	(196,984)
Less: Unearned income	233,869	223,608	193,838	10,261
Allowance for credit losses	718,575	785,790	925,850	(67,215)

Total loans held-in-portfolio, net	28,136,797	28,276,827	28,466,660	(140,030)

Premises and equipment, net	487,526	486,443	510,473	1,083
Other real estate	76,828	73,272	100,592	3,556
Accrued income receivable	200,649	203,419	204,233	(2,770)
Mortgage servicing rights, at fair value	116,567	119,467	123,552	(2,900)
Other assets	1,634,839	1,750,151	1,816,706	(115,312)
Goodwill	671,122	671,122	671,122	—
Other intangible assets	19,657	20,440	23,518	(783)

Total assets	$74,189,163	$72,657,293	$65,910,369	$1,531,870

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,147,567	$14,920,887	$13,546,432	$226,680
Interest bearing	50,865,994	49,720,889	42,475,551	1,145,105

Total deposits	66,013,561	64,641,776	56,021,983	1,371,785

Assets sold under agreements to repurchase	86,470	90,925	106,028	(4,455)
Other short-term borrowings	—	—	100,000	—
Notes payable	1,176,943	1,176,620	1,201,396	323
Other liabilities	929,218	933,358	2,568,877	(4,140)

Total liabilities	68,206,192	66,842,679	59,998,284	1,363,513

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,046	1,045	1,045	1
Surplus	4,569,641	4,506,659	4,521,689	62,982
Retained earnings	2,882,340	2,670,885	2,168,153	211,455
Treasury stock	(1,352,104)	(1,290,427)	(1,016,361)	(61,677)
Accumulated other comprehensive (loss) income, net of tax	(140,095)	(95,691)	215,416	(44,404)

Total stockholders’ equity	5,982,971	5,814,614	5,912,085	168,357

Total liabilities and stockholders’ equity	$74,189,163	$72,657,293	$65,910,369	$1,531,870

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

(Unaudited)

	Quarters ended									Variance
	30-Sep-21			30-Jun-21			30-Sep-20			Q3 2021 vs. Q2 2021			Q3 2021 vs. Q3 2020
($ amounts in millions)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$41,279	$129.8	1.25%	$38,136	$137.5	1.44%	$31,337	$117.5	1.49%	$3,143	($7.7)	(0.19)%	$9,942	$12.3	(0.24)%

Loans:
Commercial	13,265	179.2	5.36	13,539	176.9	5.24	13,669	170.1	4.95	(274)	2.3	0.12	(404)	9.1	0.41
Construction	854	11.6	5.40	858	11.6	5.43	930	13.3	5.67	(4)	—	(0.03)	(76)	(1.7)	(0.27)
Mortgage	7,652	97.8	5.11	7,765	99.4	5.12	7,094	95.8	5.40	(113)	(1.6)	(0.01)	558	2.0	(0.29)
Consumer	2,435	67.7	11.03	2,431	68.7	11.34	2,722	76.7	11.21	4	(1.0)	(0.31)	(287)	(9.0)	(0.18)
Auto	3,372	71.2	8.37	3,280	70.1	8.58	3,006	68.6	9.08	92	1.1	(0.21)	366	2.6	(0.71)
Lease financing	1,317	19.7	5.99	1,262	19.0	6.01	1,122	17.1	6.08	55	0.7	(0.02)	195	2.6	(0.09)

Total loans	28,895	447.2	6.15	29,135	445.7	6.13	28,543	441.6	6.16	(240)	1.5	0.02	352	5.6	(0.01)

Total interest earning assets	$70,174	$577.0	3.27%	$67,271	$583.2	3.47%	$59,880	$559.1	3.72%	$2,903	$(6.2)	(0.20)%	$10,294	$17.9	(0.45)%

Allowance for credit losses - loan portfolio	(778)			(801)			(923)			23			145
Allowance for credit losses - investment securities	(10)			(10)			(13)			—			3
Other non-interest earning assets	3,901			3,906			4,176			(5)			(275)

Total average assets	$73,287			$70,366			$63,120			$2,921			$10,167

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$27,773	$7.9	0.11%	$25,102	$8.0	0.13%	$21,225	$9.1	0.17%	$2,671	$(0.1)	(0.02)%	$6,548	$(1.2)	(0.06)%
Savings	15,621	6.4	0.16	15,384	6.9	0.18	13,103	8.3	0.25	237	(0.5)	(0.02)	2,518	(1.9)	(0.09)
Time deposits	6,957	12.7	0.73	7,104	13.2	0.74	7,810	20.2	1.03	(147)	(0.5)	(0.01)	(853)	(7.5)	(0.30)

Total interest-bearing deposits	50,351	27.0	0.21	47,590	28.1	0.24	42,138	37.6	0.35	2,761	(1.1)	(0.03)	8,213	(10.6)	(0.14)
Borrowings	1,284	13.7	4.28	1,316	13.9	4.24	1,358	14.6	4.31	(32)	(0.2)	0.04	(74)	(0.9)	(0.03)

Total interest-bearing liabilities	51,635	40.7	0.31	48,906	42.0	0.34	43,496	52.2	0.48	2,729	(1.3)	(0.03)	8,139	(11.5)	(0.17)

Net interest spread			2.96%			3.13%			3.24%			(0.17)%			(0.28)%

Non-interest bearing deposits	14,955			14,920			12,806			35			2,149
Other liabilities	927			857			1,435			70			(508)
Stockholders’ equity	5,770			5,683			5,383			87			387

Total average liabilities and stockholders’ equity	$73,287			$70,366			$63,120			$2,921			$10,167

Net interest income / margin on a taxable equivalent basis (Non-GAAP)		$536.3	3.04%		$541.2	3.22%		$506.9	3.37%		($4.9)	(0.18)%		$29.4	(0.33)%
Taxable equivalent adjustment		46.9			53.4			45.8			(6.5)			1.1

Net interest income / margin non-taxable equivalent basis (GAAP)		$489.4	2.77%		$487.8	2.91%		$461.0	3.06%		$1.6	(0.14)%		$28.3	(0.29)%

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

	Nine months ended
	30-Sep-21			30-Sep-20			Variance
($ amounts in millions)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$37,751	$399.8	1.42%	$26,497	$364.7	1.84%	$11,254	$35.1	(0.42)%

Loans:
Commercial	13,475	535.1	5.32	13,122	522.1	5.31	353	13.0	0.01
Construction	874	35.1	5.39	909	39.6	5.83	(35)	(4.5)	(0.44)
Mortgage	7,761	295.6	5.08	7,054	281.2	5.32	707	14.4	(0.24)
Consumer	2,460	206.9	11.24	2,916	248.9	11.43	(456)	(42.0)	(0.19)
Auto	3,285	209.5	8.55	2,985	202.4	9.06	300	7.1	(0.51)
Lease financing	1,265	57.1	6.01	1,092	49.5	6.04	173	7.6	(0.03)

Total loans	29,120	1,339.3	6.16	28,078	1,343.7	6.39	1,042	(4.4)	(0.23)

Total interest earning assets	$66,871	$1,739.1	3.48%	$54,575	$1,708.4	4.18%	$12,296	$30.7	(0.70)%

Allowance for credit losses - loan portfolio	(822)			(886)			64
Allowance for credit losses - investment securities	(10)			(13)			3
Other non-interest earning assets	3,900			4,100			(200)

Total average assets	$69,939			$57,776			$12,163

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$25,201	$24.2	0.13%	$18,956	$45.9	0.32%	$6,245	($21.7)	(0.19)%
Savings	15,127	20.3	0.18	11,899	30.2	0.34	3,228	(9.9)	(0.16)
Time deposits	7,108	40.8	0.77	8,076	66.3	1.10	(968)	(25.5)	(0.33)

Total interest-bearing deposits	47,436	85.3	0.24	38,931	142.4	0.49	8,505	(57.1)	(0.25)
Borrowings	1,315	41.8	4.25	1,340	44.7	4.45	(25)	(2.9)	(0.20)

Total interest-bearing liabilities	48,751	127.1	0.35	40,271	187.1	0.62	8,480	(60.0)	(0.27)

Net interest spread			3.13%			3.56%			(0.43)%

Non-interest bearing deposits	14,428			10,945			3,483
Other liabilities	1,044			1,180			(136)
Stockholders’ equity	5,716			5,380			336

Total average liabilities and stockholders’ equity	$69,939			$57,776			$12,163

Net interest income / margin on a taxable equivalent basis (Non-GAAP)		$1,612.0	3.23%		$1,521.3	3.72%		$90.7	(0.49)%
Taxable equivalent adjustment		155.7			136.3			19.4

Net interest income / margin non-taxable equivalent basis (GAAP)		$1,456.3	2.92%		$1,385.0	3.39%		$71.3	(0.47)%

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table F - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-21	30-Jun-21	30-Sep-20	Q3 2021 vs.Q2 2021	Q3 2021 vs.Q3 2020	30-Sep-21	30-Sep-20	2021 vs. 2020
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$9,376	$9,522	$12,966	$(146)	$(3,590)	$28,613	$32,992	$(4,379)
Mortgage servicing rights fair value adjustments	(5,979)	(6,239)	(20,491)	260	14,512	(11,706)	(33,360)	21,654

Total mortgage servicing fees, net of fair value adjustments	3,397	3,283	(7,525)	114	10,922	16,907	(368)	17,275

Net gain on sale of loans, including valuation on loans held-for-sale	6,084	5,197	10,916	887	(4,832)	16,256	20,389	(4,133)

Trading account (loss) profit:
Unrealized losses on outstanding derivative positions	—	—	(4)	—	4	—	(4)	4
Realized (losses) gains on closed derivative positions	(1,004)	(866)	(1,958)	(138)	954	632	(8,391)	9,023

Total trading account (loss) profit	(1,004)	(866)	(1,962)	(138)	958	632	(8,395)	9,027

Losses on repurchased loans, including interest advances	(170)	(166)	(10,955)	(4)	10,785	(697)	(10,955)	10,258

Total mortgage banking activities	$8,307	$7,448	$(9,526)	$859	$17,833	$33,098	$671	$32,427

Other Service Fees

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-21	30-Jun-21	30-Sep-20	Q3 2021 vs.Q2 2021	Q3 2021 vs.Q3 2020	30-Sep-21	30-Sep-20	2021 vs. 2020
Other service fees:
Debit card fees	$12,210	$12,458	$11,123	$(248)	$1,087	$36,245	$28,442	$7,803
Insurance fees	14,385	12,773	13,941	1,612	444	39,986	38,211	1,775
Credit card fees	33,409	32,726	27,077	683	6,332	94,826	68,025	26,801
Sale and administration of investment products	6,216	5,970	5,094	246	1,122	17,726	16,267	1,459
Trust fees	6,453	6,165	4,886	288	1,567	18,460	15,692	2,768
Other fees	7,772	6,290	7,758	1,482	14	20,212	20,099	113

Total other service fees	$80,445	$76,382	$69,879	$4,063	$10,566	$227,455	$186,736	$40,719

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table G - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	30-Sep-21	30-Jun-21	30-Sep-20	Q3 2021 vs.Q2 2021	Q3 2021 vs.Q3 2020
Loans held-in-portfolio:
Commercial	$13,303,671	$13,437,932	$13,620,069	$(134,261)	$(316,398)
Construction	801,040	865,113	943,747	(64,073)	(142,707)
Lease financing	1,348,679	1,297,928	1,153,108	50,751	195,571
Mortgage	7,539,152	7,678,478	7,924,441	(139,326)	(385,289)
Auto	3,376,694	3,289,027	3,045,453	87,667	331,241
Consumer	2,486,136	2,494,139	2,705,692	(8,003)	(219,556)

Total loans held-in-portfolio	$28,855,372	$29,062,617	$29,392,510	$(207,245)	$(537,138)

Loans held-for-sale:
Commercial	$—	$1,700	$4,070	$(1,700)	$(4,070)
Construction	—	7,000	—	(7,000)	—
Mortgage	91,313	76,615	98,690	14,698	(7,377)

Total loans held-for-sale	$91,313	$85,315	$102,760	$5,998	$(11,447)

Total loans	$28,946,685	$29,147,932	$29,495,270	$(201,247)	$(548,585)

Deposits - Ending Balances

				Variance
(In thousands)	30-Sep-21	30-Jun-21	30-Sep-20	Q3 2021 vs. Q2 2021	Q3 2021 vs. Q3 2020
Demand deposits [1]	$25,495,481	$24,497,918	$22,929,040	$997,563	$2,566,441
Savings, NOW and money market deposits (non-brokered)	32,867,805	32,452,829	24,696,244	414,976	8,171,561
Savings, NOW and money market deposits (brokered)	718,155	683,021	551,770	35,134	166,385
Time deposits (non-brokered)	6,906,509	6,979,349	7,664,361	(72,840)	(757,852)
Time deposits (brokered CDs)	25,611	28,659	180,568	(3,048)	(154,957)

Total deposits	$66,013,561	$64,641,776	$56,021,983	$1,371,785	$9,991,578

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table H - Loan Delinquency - Puerto Rico Operations

(Unaudited)

30-Sep-21
Puerto Rico
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$392	$—	$396	$788	$149,639	$150,427	$396	$—
Commercial real estate:
Non-owner occupied	661	17,383	60,143	78,187	2,268,441	2,346,628	60,143	—
Owner occupied	2,719	614	71,863	75,196	1,394,503	1,469,699	71,863	—
Commercial and industrial	1,641	576	51,456	53,673	3,618,266	3,671,939	50,992	464
Construction	—	—	14,877	14,877	112,602	127,479	14,877	—
Mortgage	197,955	76,345	896,208	1,170,508	5,204,541	6,375,049	354,555	541,653
Leasing	8,193	1,969	2,542	12,704	1,335,975	1,348,679	2,542	—
Consumer:
Credit cards	5,211	3,667	7,558	16,436	870,139	886,575	—	7,558
Home equity lines of credit	46	—	—	46	3,507	3,553	—	—
Personal	9,329	5,954	21,646	36,929	1,238,448	1,275,377	21,646	—
Auto	52,486	11,663	17,345	81,494	3,295,200	3,376,694	17,345	—
Other	393	76	14,621	15,090	108,492	123,582	14,512	109

Total	$279,026	$118,247	$1,158,655	$1,555,928	$19,599,753	$21,155,681	$608,871	$549,784

30-Jun-21
Puerto Rico
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$128	$—	$397	$525	$151,258	$151,783	$397	$—
Commercial real estate:
Non-owner occupied	32,749	—	72,378	105,127	1,888,302	1,993,429	72,378	—
Owner occupied	3,995	604	79,808	84,407	1,380,022	1,464,429	79,808	—
Commercial and industrial	2,314	682	65,727	68,723	3,952,675	4,021,398	65,120	607
Construction	—	3,080	14,877	17,957	124,990	142,947	14,877	—
Mortgage	164,779	73,492	995,175	1,233,446	5,281,711	6,515,157	370,653	624,522
Leasing	6,054	2,103	2,286	10,443	1,287,485	1,297,928	2,286	—
Consumer:
Credit cards	4,371	2,826	8,021	15,218	864,912	880,130	—	8,021
Home equity lines of credit	—	—	—	—	3,489	3,489	—	—
Personal	9,405	4,444	23,861	37,710	1,227,582	1,265,292	23,861	—
Auto	39,032	7,405	13,286	59,723	3,229,304	3,289,027	13,286	—
Other	214	97	14,288	14,599	108,427	123,026	14,123	165

Total	$263,041	$94,733	$1,290,104	$1,647,878	$19,500,157	$21,148,035	$656,789	$633,315

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$264	$—	$(1)	$263	$(1,619)	$(1,356)	$(1)	$—
Commercial real estate:
Non-owner occupied	(32,088)	17,383	(12,235)	(26,940)	380,139	353,199	(12,235)	—
Owner occupied	(1,276)	10	(7,945)	(9,211)	14,481	5,270	(7,945)	—
Commercial and industrial	(673)	(106)	(14,271)	(15,050)	(334,409)	(349,459)	(14,128)	(143)
Construction	—	(3,080)	—	(3,080)	(12,388)	(15,468)	—	—
Mortgage	33,176	2,853	(98,967)	(62,938)	(77,170)	(140,108)	(16,098)	(82,869)
Leasing	2,139	(134)	256	2,261	48,490	50,751	256	—
Consumer:
Credit cards	840	841	(463)	1,218	5,227	6,445	—	(463)
Home equity lines of credit	46	—	—	46	18	64	—	—
Personal	(76)	1,510	(2,215)	(781)	10,866	10,085	(2,215)	—
Auto	13,454	4,258	4,059	21,771	65,896	87,667	4,059	—
Other	179	(21)	333	491	65	556	389	(56)

Total	$15,985	$23,514	$(131,449)	$(91,950)	$99,596	$7,646	$(47,918)	$(83,531)

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table I - Loan Delinquency - Popular U.S. Operations

(Unaudited)

September 30, 2021
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$—	$22,171	$—	$22,171	$1,709,508	$1,731,679	$—	$—
Commercial real estate:
Non-owner occupied	2,569	4,632	374	7,575	2,029,514	2,037,089	374	—
Owner occupied	1,158	—	986	2,144	343,430	345,574	986	—
Commercial and industrial	804	1	1,428	2,233	1,548,403	1,550,636	1,427	1
Construction	14,978	—	—	14,978	658,583	673,561	—	—
Mortgage	1,369	2,833	14,488	18,690	1,145,413	1,164,103	14,488	—
Consumer:
Credit cards	—	—	—	—	26	26	—	—
Home equity lines of credit	690	76	5,941	6,707	73,042	79,749	5,941	—
Personal	588	544	748	1,880	111,598	113,478	748	—
Other	16	—	—	16	3,780	3,796	—	—

Total	$22,172	$30,257	$23,965	$76,394	$7,623,297	$7,699,691	$23,964	$1

June 30, 2021
Popular U.S.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$—	$—	$5,949	$5,949	$1,733,104	$1,739,053	$5,949	$—
Commercial real estate:
Non-owner occupied	—	—	374	374	2,131,860	2,132,234	374	—
Owner occupied	907	639	193	1,739	338,445	340,184	193	—
Commercial and industrial	3,070	509	1,346	4,925	1,590,497	1,595,422	1,346	—
Construction	—	—	—	—	722,166	722,166	—	—
Mortgage	2,498	5,005	13,323	20,826	1,142,495	1,163,321	13,323	—
Consumer:
Credit cards	—	—	—	—	31	31	—	—
Home equity lines of credit	501	210	6,377	7,088	74,850	81,938	6,377	—
Personal	572	579	832	1,983	135,014	136,997	832	—
Other	—	—	—	—	3,236	3,236	—	—

Total	$7,548	$6,942	$28,394	$42,884	$7,871,698	$7,914,582	$28,394	$—

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$—	$22,171	$(5,949)	$16,222	$(23,596)	$(7,374)	$(5,949)	$—
Commercial real estate:
Non-owner occupied	2,569	4,632	—	7,201	(102,346)	(95,145)	—	—
Owner occupied	251	(639)	793	405	4,985	5,390	793	—
Commercial and industrial	(2,266)	(508)	82	(2,692)	(42,094)	(44,786)	81	1
Construction	14,978	—	—	14,978	(63,583)	(48,605)	—	—
Mortgage	(1,129)	(2,172)	1,165	(2,136)	2,918	782	1,165	—
Consumer:
Credit cards	—	—	—	—	(5)	(5)	—	—
Home equity lines of credit	189	(134)	(436)	(381)	(1,808)	(2,189)	(436)	—
Personal	16	(35)	(84)	(103)	(23,416)	(23,519)	(84)	—
Other	16	—	—	16	544	560	—	—

Total	$14,624	$23,315	$(4,429)	$33,510	$(248,401)	$(214,891)	$(4,430)	$1

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table J - Loan Delinquency - Consolidated

(Unaudited)

30-Sep-21
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$392	$22,171	$396	$22,959	$1,859,147	$1,882,106	$396	$—
Commercial real estate:
Non-owner occupied	3,230	22,015	60,517	85,762	4,297,955	4,383,717	60,517	—
Owner occupied	3,877	614	72,849	77,340	1,737,933	1,815,273	72,849	—
Commercial and industrial	2,445	577	52,884	55,906	5,166,669	5,222,575	52,419	465
Construction	14,978	—	14,877	29,855	771,185	801,040	14,877	—
Mortgage	199,324	79,178	910,696	1,189,198	6,349,954	7,539,152	369,043	541,653
Leasing	8,193	1,969	2,542	12,704	1,335,975	1,348,679	2,542	—
Consumer:
Credit cards	5,211	3,667	7,558	16,436	870,165	886,601	—	7,558
Home equity lines of credit	736	76	5,941	6,753	76,549	83,302	5,941	—
Personal	9,917	6,498	22,394	38,809	1,350,046	1,388,855	22,394	—
Auto	52,486	11,663	17,345	81,494	3,295,200	3,376,694	17,345	—
Other	409	76	14,621	15,106	112,272	127,378	14,512	109

Total	$301,198	$148,504	$1,182,620	$1,632,322	$27,223,050	$28,855,372	$632,835	$549,785

30-Jun-21
Popular, Inc.
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$128	$—	$6,346	$6,474	$1,884,362	$1,890,836	$6,346	$—
Commercial real estate:
Non-owner occupied	32,749	—	72,752	105,501	4,020,162	4,125,663	72,752	—
Owner occupied	4,902	1,243	80,001	86,146	1,718,467	1,804,613	80,001	—
Commercial and industrial	5,384	1,191	67,073	73,648	5,543,172	5,616,820	66,466	607
Construction	—	3,080	14,877	17,957	847,156	865,113	14,877	—
Mortgage	167,277	78,497	1,008,498	1,254,272	6,424,206	7,678,478	383,976	624,522
Leasing	6,054	2,103	2,286	10,443	1,287,485	1,297,928	2,286	—
Consumer:
Credit cards	4,371	2,826	8,021	15,218	864,943	880,161	—	8,021
Home equity lines of credit	501	210	6,377	7,088	78,339	85,427	6,377	—
Personal	9,977	5,023	24,693	39,693	1,362,596	1,402,289	24,693	—
Auto	39,032	7,405	13,286	59,723	3,229,304	3,289,027	13,286	—
Other	214	97	14,288	14,599	111,663	126,262	14,123	165

Total	$270,589	$101,675	$1,318,498	$1,690,762	$27,371,855	$29,062,617	$685,183	$633,315

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$264	$22,171	$(5,950)	$16,485	$(25,215)	$(8,730)	$(5,950)	$—
Commercial real estate:
Non-owner occupied	(29,519)	22,015	(12,235)	(19,739)	277,793	258,054	(12,235)	—
Owner occupied	(1,025)	(629)	(7,152)	(8,806)	19,466	10,660	(7,152)	—
Commercial and industrial	(2,939)	(614)	(14,189)	(17,742)	(376,503)	(394,245)	(14,047)	(142)
Construction	14,978	(3,080)	—	11,898	(75,971)	(64,073)	—	—
Mortgage	32,047	681	(97,802)	(65,074)	(74,252)	(139,326)	(14,933)	(82,869)
Leasing	2,139	(134)	256	2,261	48,490	50,751	256	—
Consumer:
Credit cards	840	841	(463)	1,218	5,222	6,440	—	(463)
Home equity lines of credit	235	(134)	(436)	(335)	(1,790)	(2,125)	(436)	—
Personal	(60)	1,475	(2,299)	(884)	(12,550)	(13,434)	(2,299)	—
Auto	13,454	4,258	4,059	21,771	65,896	87,667	4,059	—
Other	195	(21)	333	507	609	1,116	389	(56)

Total	$30,609	$46,829	$(135,878)	$(58,440)	$(148,805)	$(207,245)	$(52,348)	$(83,530)

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table K - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	30-Sep-21	As a % of loans HIP by category	30-Jun-21	As a % of loans HIP by category	30-Sep-20	As a % of loans HIP by category	Q3 2021 vs. Q2 2021	Q3 2021 vs. Q3 2020
Non-accrual loans:
Commercial	$186,181	1.4%	$225,565	1.7%	$249,738	1.8%	$(39,384)	$(63,557)
Construction	14,877	1.9	14,877	1.7	30,583	3.2	—	(15,706)
Lease financing	2,542	0.2	2,286	0.2	3,217	0.3	256	(675)
Mortgage	369,043	4.9	383,976	5.0	384,544	4.9	(14,933)	(15,501)
Auto	17,345	0.5	13,286	0.4	13,454	0.4	4,059	3,891
Consumer	42,847	1.7	45,193	1.8	52,832	2.0	(2,346)	(9,985)

Total non-performing loans held-in-portfolio	632,835	2.2%	685,183	2.4%	734,368	2.5%	(52,348)	(101,533)
Non-performing loans held-for-sale [1]	—		8,700		4,070		(8,700)	(4,070)
Other real estate owned (“OREO”)	76,828		73,272		100,592		3,556	(23,764)

Total non-performing assets	$709,663		$767,155		$839,030		$(57,492)	$(129,367)

Accruing loans past due 90 days or more [2]	$549,785		$633,315		$1,212,947		$(83,530)	$(663,162)

Ratios:
Non-performing assets to total assets	0.96%		1.06%		1.27%
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.19		2.36		2.50
Allowance for credit losses to loans held-in-portfolio	2.49		2.70		3.15
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	113.55		114.68		126.07

[1]

There were no non-performing loans held-for-sale as of September 30, 2021 (June 30, 2021 - $7 million in construction loans and $2 million commercial loans; September 30, 2020 - $4 million in commercial loans).

[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $12 million at September 30, 2021, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (June 30, 2021 - $15 million; September 30, 2020 - $161 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. While the borrowers for our serviced GNMA portfolio benefited from the moratorium, the delinquency status of these loans continued to be reported to GNMA without considering the moratorium. These balances include $350 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of September 30, 2021 (June 30, 2021 - $363 million; September 30, 2020 - $318 million). Furthermore, the Corporation has approximately $53 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (June 30, 2021 - $56 million; September 30, 2020 - $60 million).

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table L - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:

	Quarter ended 30-Sep-21			Quarter ended 30-Jun-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$217,703	$7,862	$225,565	$200,863	$1,907	$202,770
Plus:
New non-performing loans	7,454	1,039	8,493	39,657	7,570	47,227
Advances on existing non-performing loans	—	10	10	—	1	1
Less:
Non-performing loans transferred to OREO	(2,069)	—	(2,069)	(2,346)	—	(2,346)
Non-performing loans charged-off	(8,617)	—	(8,617)	(1,515)	(624)	(2,139)
Loans returned to accrual status / loan collections	(31,077)	(6,124)	(37,201)	(18,956)	(992)	(19,948)

Ending balance NPLs	$183,394	$2,787	$186,181	$217,703	$7,862	$225,565

Construction loans held-in-portfolio:
	Quarter ended 30-Sep-21			Quarter ended 30-Jun-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$14,877	$—	$14,877	$14,877	$7,523	$22,400
Less:
Non-performing loans charged-off	—	—	—	—	(523)	(523)
Loans transferred to held-for-sale	—	—	—	—	(7,000)	(7,000)

Ending balance NPLs	$14,877	$—	$14,877	$14,877	$—	$14,877

Mortgage loans held-in-portfolio:
	Quarter ended 30-Sep-21			Quarter ended 30-Jun-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$370,653	$13,323	$383,976	$390,781	$14,793	$405,574
Plus:
New non-performing loans	38,606	4,662	43,268	43,432	4,774	48,206
Advances on existing non-performing loans	—	2	2	—	11	11
Less:
Non-performing loans transferred to OREO	(8,984)	—	(8,984)	(8,257)	—	(8,257)
Non-performing loans charged-off	(1,023)	—	(1,023)	(4,297)	—	(4,297)
Loans returned to accrual status / loan collections	(44,697)	(3,499)	(48,196)	(51,006)	(6,255)	(57,261)

Ending balance NPLs	$354,555	$14,488	$369,043	$370,653	$13,323	$383,976

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended 30-Sep-21			Quarter ended 30-Jun-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$603,233	$21,185	$624,418	$606,521	$24,223	$630,744
Plus:
New non-performing loans	46,060	5,701	51,761	83,089	12,344	95,433
Advances on existing non-performing loans	—	12	12	—	12	12
Less:
Non-performing loans transferred to OREO	(11,053)	—	(11,053)	(10,603)	—	(10,603)
Non-performing loans charged-off	(9,640)	—	(9,640)	(5,812)	(1,147)	(6,959)
Loans returned to accrual status / loan collections	(75,774)	(9,623)	(85,397)	(69,962)	(7,247)	(77,209)
Loans transferred to held-for-sale	—	—	—	—	(7,000)	(7,000)

Ending balance NPLs	$552,826	$17,275	$570,101	$603,233	$21,185	$624,418

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table M - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(Dollars in thousands)	30-Sep-21	30-Jun-21	30-Sep-20
Balance at beginning of period - loans held-in-portfolio	$785,790	$800,797	$918,434
Provision for credit losses (benefit)	(58,645)	(17,500)	19,452
Initial allowance for credit losses - PCD Loans	253	1,202	4,823

	727,398	784,499	942,709

Net loans charged-off (recovered):
BPPR
Commercial	4,357	(9,877)	(1,959)
Construction	(2,223)	(479)	(156)
Lease financing	304	393	(329)
Mortgage	(2,111)	935	1,964
Consumer	9,009	7,545	14,249

Total BPPR	9,336	(1,483)	13,769

Popular U.S.
Commercial	(463)	(413)	309
Construction	—	93	—
Mortgage	(48)	(423)	(5)
Consumer	(2)	935	2,786

Total Popular U.S.	(513)	192	3,090

Total loans charged-off (recovered) - Popular, Inc.	8,823	(1,291)	16,859

Balance at end of period - loans held-in-portfolio	$718,575	$785,790	$925,850

Balance at beginning of period - unfunded commitments	$9,936	$9,569	$6,717
Provision for credit losses (benefit)	(1,536)	367	6,578

Balance at end of period - unfunded commitments [1]	$8,400	$9,936	$13,295

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.12%	(0.02)%	0.24%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	N.M.	115.38%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.18%	(0.03)%	0.26%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	N.M.	55.79%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	(0.03)%	0.01%	0.16%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	N.M.	380.91%

N.M. - Not meaningful.

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table N - Allowance for Credit Losses “ACL”- Loan Portfolios - CONSOLIDATED

(Unaudited)

30-Sep-21
(Dollars in thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Total ACL	$234,814	$9,850	$170,378	$11,634	$291,899	$718,575
Total loans held-in-portfolio	$13,303,671	$801,040	$7,539,152	$1,348,679	$5,862,830	$28,855,372

ACL to loans held-in-portfolio	1.77%	1.23%	2.26%	0.86%	4.98%	2.49%

30-Jun-21
(Dollars in thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Total ACL	$271,144	$11,256	$182,619	$17,551	$303,220	$785,790
Total loans held-in-portfolio	$13,437,932	$865,113	$7,678,478	$1,297,928	$5,783,166	$29,062,617

ACL to loans held-in-portfolio	2.02%	1.30%	2.38%	1.35%	5.24%	2.70%

Variance
(Dollars in thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Total ACL	$(36,330)	$(1,406)	$(12,241)	$(5,917)	$(11,321)	$(67,215)
Total loans held-in-portfolio	$(134,261)	$(64,073)	$(139,326)	$50,751	$79,664	$(207,245)

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - PUERTO RICO OPERATIONS

(Unaudited)

30-Sep-21
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$168,504	$1,911	$155,062	$11,634	$279,667	$616,778
Loans held-in-portfolio	$7,638,693	$127,479	$6,375,049	$1,348,679	$5,665,781	$21,155,681

ACL to loans held-in-portfolio	2.21%	1.50%	2.43%	0.86%	4.94%	2.92%

30-Jun-21
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$186,784	$1,220	$166,808	$17,551	$289,490	$661,853
Loans held-in-portfolio	$7,631,039	$142,947	$6,515,157	$1,297,928	$5,560,964	$21,148,035

ACL to loans held-in-portfolio	2.45%	0.85%	2.56%	1.35%	5.21%	3.13%

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$(18,280)	$691	$(11,746)	$(5,917)	$(9,823)	$(45,075)
Loans held-in-portfolio	$7,654	$(15,468)	$(140,108)	$50,751	$104,817	$7,646

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. OPERATIONS

(Unaudited)

30-Sep-21
Popular U.S.
(In thousands)	Commercial	Construction	Mortgage	Consumer	Total
ACL	$66,310	$7,939	$15,316	$12,232	$101,797
Loans held-in-portfolio	$5,664,978	$673,561	$1,164,103	$197,049	$7,699,691

ACL to loans held-in-portfolio	1.17%	1.18%	1.32%	6.21%	1.32%

30-Jun-21
Popular U.S.
(In thousands)	Commercial	Construction	Mortgage	Consumer	Total
ACL	$84,360	$10,036	$15,811	$13,730	$123,937
Loans held-in-portfolio	$5,806,893	$722,166	$1,163,321	$222,202	$7,914,582

ACL to loans held-in-portfolio	1.45%	1.39%	1.36%	6.18%	1.57%

Variance
(In thousands)	Commercial	Construction	Mortgage	Consumer	Total
ACL	$(18,050)	$(2,097)	$(495)	$(1,498)	$(22,140)
Loans held-in-portfolio	$(141,915)	$(48,605)	$782	$(25,153)	$(214,891)

Popular, Inc.

Financial Supplement to Third Quarter 2021 Earnings Release

Table Q - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Sep-21	30-Jun-21	30-Sep-20
Total stockholders’ equity	$5,982,971	$5,814,614	$5,912,085
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(671,122)	(671,122)	(671,122)
Less: Other intangibles	(19,657)	(20,440)	(23,518)

Total tangible common equity	$5,270,049	$5,100,909	$5,195,302

Total assets	$74,189,163	$72,657,293	$65,910,369
Less: Goodwill	(671,122)	(671,122)	(671,122)
Less: Other intangibles	(19,657)	(20,440)	(23,518)

Total tangible assets	$73,498,384	$71,965,731	$65,215,729

Tangible common equity to tangible assets	7.17%	7.09%	7.97%
Common shares outstanding at end of period	79,841,564	80,656,480	84,219,464
Tangible book value per common share	$66.01	$63.24	$61.69

	Quarterly average
Total stockholders’ equity [1]	$5,769,545	$5,683,325	$5,383,126
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(671,121)	(671,121)	(671,121)
Less: Other intangibles	(20,132)	(21,350)	(24,161)

Total tangible equity	$5,056,149	$4,968,711	$4,665,701
Return on average tangible common equity	19.44%	17.58%	14.32%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com